OAKWOOD MORTGAGE INVESTORS, INC. 1996-B           REPORT DATE:  DECEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                      POOL REPORT # 5
REMITTANCE REPORT                                           Page 1 of 6
REPORTING MONTH:                       Nov-96




                                            Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                    Ending
Principal               Scheduled       Prepaid        Liquidated        Contracts           Principal
Balance                 Principal       Principal      Principal         Repurchased         Balance
------------------------------------------------------------------------------------------------------------------------------------


208,993,611.41       (531,187.99)      (422,448.01)  (141,853.58)             0.00         207,898,121.83
====================================================================================================================================




Scheduled                               Scheduled                                              Amount
Gross                   Servicing       Pass Thru      Liquidation       Reserve           Available for
Interest                   Fee          Interest       Proceeds          Fund Draw         Distribution
------------------------------------------------------------------------------------------------------------------------------------


   1,945,811.07        174,161.34      1,771,649.73     99,311.10              0.00           2,998,758.17
====================================================================================================================================


Mezzanine Reserve Fund as of Cutoff Date
-------------------------------------------------------------------

 Beginning                          Investment    Balance Before        Reserve       Reserve        Balance After
  Balance     Deposits   Distrib.   Interest     Current Distribution   Fund Draw     Fund Deposit   Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------

 433,072.87    0.00     -1,747.87    1,703.79       433,028.79            0.00        0.00            433,028.79           1,703.79
====================================================================================================================================


Reserve Fund Required Balance
---------------------------------
Before Current    After Current
 Distribution      Distribution
---------------------------------

 431,325.00         431,325.00
=================================



Class B-1 Reserve Fund as of Cutoff Date

 Beginning                           Investment  Balance Before         Reserve       Reserve        Balance After
  Balance     Deposits   Distrib.    Interest    Current Distribution   Fund Draw     Fund Deposit   Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------

 324,691.17    0.00     -1,197.17    1,277.22       324,771.22            0.00        0.00            324,771.22            1,277.22
====================================================================================================================================


Reserve Fund Required Balance
---------------------------------
Before Current    After Current
Distribution      Distribution
---------------------------------

 323,494.00         323,494.00
=================================

Class B-2 Reserve Fund as of Cutoff Date

 Beginning                           Investment  Balance Before         Reserve       Reserve        Balance After
  Balance     Deposits   Distrib.    Interest    Current Distribution   Fund Draw     Fund Deposit   Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------

215,009.46     0.00          0.00      802.97       215,812.43            0.00        0.00            215,812.43              150.43
===================================================================================================================================



Reserve Fund Required Balance
---------------------------------

Before Current    After Current
Distribution      Distribution
---------------------------------

 215,662.00         215,662.00
=================================


                                                      Certificate Account
---------------------------------------------------------------------------------------------------

Beginning             Deposits                                      Investment       Ending
 Balance    Principal           Interest        Distributions        Interest        Balance
---------------------------------------------------------------------------------------------------

911,799.05  1,065,159.38       1,809,404.66     (3,499,171.41)        3,069.41     290,261.09
===================================================================================================


                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------

Beginning          Recovered           Current            Ending
 Balance            Advances           Advances           Balance
--------------------------------------------------------------------------------

1,081,040.21       1,058,145.90       1,236,156.75      1,259,051.06
================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                              POOL REPORT # 5
                                               Page 2 of 6

REPORTING MONTH:                 Nov-96



Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------

(a) Remittance date on or after January 2001                                               N

(b) Average 60 day Delinquency rate
           (less than or equal to)           5%                                            Y

(c) Average 30 day Delinquency rate
           (less than or equal to)           7%                                            Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                   Aug. 1996 -Aug. 1997      4%                                            Y
                   Jan 2001 -Aug. 2002       7%                                            N
                   Aug. 2002 - Jan. 2003     8%                                            N
                   Jan, 2003 -               9%                                            N



(e) Current realized loss ratio
                (less than or equal to)   2.75%                                            Y

(f) Are class B principal balances plus Accelerated
     Principal Distributions
           (greater than or equal to)   22.750%
     of stated scheduled pool balance

                Beginning B-1 balance                                     17,089,896.73
                Beginning B-2 balance                                     10,681,353.85
                Beginning Accelerated Principal Distribution                 265,044.42
                                                                   --------------------
                                                                          28,036,295.00
                Divided by beginning pool
                balance                                                  208,993,611.41
                                                                   --------------------
                                                                                13.415%    N
                                                                   ====================


Average 60 day delinquency ratio:

                            Over 60s           Pool Balance            %
                       --------------------------------------------------------

Current Mo                 3,568,856.74          207,898,121.83      1.72%
1st Preceding Mo           2,258,631.27          208,993,611.41      1.08%
2nd Preceding Mo           1,164,456.45          210,529,114.69      0.55%
                                                       Divided by      3
                                                                  -------------
                                                                     1.12%
                                                                  =============

Average 30 day delinquency ratio:


                            Over 30s           Pool Balance            %
                       --------------------------------------------------------

Current Mo                 6,751,830.44          207,898,121.83      3.25%
1st Preceding Mo           5,123,400.54          208,993,611.41      2.45%
2nd Preceding Mo           3,562,009.64          210,529,114.69      1.69%
                                                       Divided by      3
                                                                  -------------
                                                                     2.46%
                                                                  =============
Cumulative loss ratio:

                        Cumulative losses            129,454.41
                                          ------------------------
Divided by Initial Certificate Principal         215,662,295.00     0.060%
                                                                  =============


Current realized loss ratio:
                       Liquidation                 Pool
                             Losses               Balance
                       -------------------------------------------

Current Mo                         42,542.48          208,993,611.41
1st Preceding Mo                   86,911.93          210,529,114.69
2nd Preceding Mo                        0.00          211,989,400.40
                                                                     0.246%
                                                                  =============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                               POOL REPORT # 5
REPORTING MONTH:        Nov-96                                      Page 3 of 6




                                                                    Delinquency Analysis

                                        31 to 59 days          60 to 89 days        90 days and Over      Total Delinq.
           No. of    Principal               Principal             Principal               Principal             Principal
           Loans     Balance            #    Balance          #      Balance       #        Balance      #       Balance
         --------------------------------------------------------------------------------------------------------------------

Excluding
    Repos   7,661      206,504,021.41   114  3,057,649.92    42    1,424,376.36    30     875,703.74    186     5,357,730.02

    Repos      55        1,394,100.42     7    125,323.78    16      431,767.30    32     837,009.34     55     1,394,100.42
         ---------------------------------------------------------------------------------------------------------------------

    Total   7,716      207,898,121.83   121  3,182,973.70    58    1,856,143.66    62   1,712,713.08    241     6,751,830.44
          ====================================================================================================================

                                                                                                        3.1%           3.25%
                                                                                                       =======================



                                    Repossession Analysis
   Active Repos                   Reversal       Current Month
   Outstanding                  (Redemption)      Repos             Cumulative Repos
         Principal               Principal           Principal             Principal
    #     Balance          #     Balance      #      Balance        #      Balance
  ---------------------------------------------------------------------------------------

   55   1,394,100.42        0       0.00      30     701,113.01      73     1,708,222.77


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                               POOL REPORT # 5
REPORTING MONTH:                          Nov-96
                                                                    Page 4 of 6
REPOSSESSION LIQUIDATION REPORT






                               Liquidated                                                                     Net
   Account        Customer      Principal        Sales          Insur.        Total        Repossession    Liquidation
   Number           Name         Balance       Proceeds         Refunds      Proceeds        Expenses        Proceeds
-----------------------------------------------------------------------------------------------------------------------

002259-0      STARNES             11,265.02       3,600.00          0.00       3,600.00            0.00       3,600.00
009147-0      LOWERY              15,232.84           0.01          0.00           0.01            0.00           0.01
093096-6      JONES               22,271.92      20,700.00        437.28      21,137.28          898.00      20,239.28
093910-8      COBLE               35,716.70      37,300.00        421.08      37,721.08        4,312.50      33,408.58
094984-2      DEYARMON            17,825.59      17,700.00      1,456.87      19,156.87        2,221.00      16,935.87
095038-6      STEWARD              5,502.39       3,000.00          0.00       3,000.00          886.00       2,114.00
000959-7      PUGSLEY              4,621.95       2,700.00          0.00       2,700.00            0.00       2,700.00
088785-1      GONZALES            29,417.17      29,500.00      2,332.80      31,832.80        2,860.00      28,972.80
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                          ---------------------------------------------------------------------------------------------
                                 141,853.58     114,500.01      4,648.03     119,148.04       11,177.50     107,970.54
                          =============================================================================================

                     Net              Current
   Unrecov.        Pass Thru         Period Net    Cumulative
   Advances         Proceeds         Gain/(Loss)   Gain/(Loss)
---------------------------------------------------------------


     922.56        2,677.44        (8,587.58)
   1,202.00       (1,201.99)      (16,434.83)
     797.88       19,441.40        (2,830.52)
   1,556.60       31,851.98        (3,864.72)
   1,013.88       15,921.99        (1,903.60)
   1,080.36        1,033.64        (4,468.75)
     677.88        2,022.12        (2,599.83)
   1,408.28       27,564.52        (1,852.65)
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
                       0.00             0.00
----------------------------------------------
   8,659.44       99,311.10       (42,542.48)     (129,454.41)
==============================================================
As a percentage of the aggregate
   cut-off date principal balance                      0%
                                             =================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                                POOL REPORT # 5
REPORTING MONTH:                            Nov-96
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL


                                                                                                                         Principal
                             Original       Beginning      Current       Accelerated                Ending                  Paid
           Cert.           Certificate     Certificate    Principal       Principal   Writedown    Certificate  Pool     Per $1,000
           Class            Balances       Balances        Payable       Distribution  Amounts      Balances    Factor  Denomination
------------------------------------------------------------------------------------------------------------------------------------


A-1                         45,290,000.00   38,621,316.39  (1,095,489.58)        0.00      0.00    37,525,826.81   82.85676%   24.19
A-1 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

A-2                         35,585,000.00   35,585,000.00           0.00         0.00      0.00    35,585,000.00  100.00000%    0.00
A-2 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

A-3                         32,350,000.00   32,350,000.00           0.00         0.00      0.00    32,350,000.00  100.00000%    0.00
A-3 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

A-4                         22,642,000.00   22,642,000.00           0.00         0.00      0.00    22,642,000.00  100.00000%    0.00
A-4 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

A-5                         32,350,000.00   32,350,000.00           0.00         0.00      0.00    32,350,000.00  100.00000%    0.00
A-5 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

A-6                         19,409,000.00   19,409,000.00           0.00         0.00      0.00    19,409,000.00  100.00000%    0.00
A-6 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

B-1                         17,253,000.00   17,089,896.73           0.00   (53,587.78)     0.00    17,036,308.95   98.74404%    3.11
B-1 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

B-2                         10,783,295.00   10,681,353.85           0.00   (33,492.89)     0.00    10,647,860.96   98.74404%    3.11
B-2 Outstanding Writedown            0.00            0.00           0.00         0.00      0.00             0.00    0.00        0.00

Excess Asset Principal
          Balance                    0.00      265,044.42           0.00    87,080.67      0.00       352,125.09


                          ----------------------------------------------------------------------------------------

                           215,662,295.00  208,993,611.39  (1,095,489.58)        0.00      0.00   207,898,121.81
                          ========================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                               POOL REPORT # 5
REPORTING MONTH:                          Nov-96
                                                                    Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



                                                                                                              Interest Paid
           Certificate       Remittance     Beginning    Current         Total      Interest        Ending     Per $1,000
              Class             Rate         Balance     Accrual         Paid       Shortfall       Balance    Denomination
                           --------------------------------------------------------------------------------------------------------


A-1                          5.48500%       0.00        176,531.60    176,531.60        0.00        0.00           4.57
A-1  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
A-1  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

A-2                          6.80000%       0.00        201,648.33    201,648.33        0.00        0.00           5.67
A-2  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
A-2  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

A-3                          7.10000%       0.00        191,404.17    191,404.17        0.00        0.00           5.92
A-3  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
A-3  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

A-4                          7.35000%       0.00        138,682.25    138,682.25        0.00        0.00           6.13
A-4  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
A-4  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

A-5                          7.65000%       0.00        206,231.25    206,231.25        0.00        0.00           6.38
A-5  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
A-5  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

A-6                          8.00000%       0.00        129,393.33    129,393.33        0.00        0.00           6.67
A-6  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
A-6  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

B-1                          8.39200%       0.00        119,515.34    119,515.34        0.00        0.00           6.99
B-1  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
B-1  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

B-2                          9.64400%       0.00         85,842.48     85,842.48        0.00        0.00           8.04
B-2  Carryover Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00
B-2  Writedown Interest      0.00           0.00              0.00          0.00        0.00        0.00           0.00

X                                      86,911.93        435,320.31    392,777.83   42,542.48  129,454.41

Service Fee                                 0.00        174,161.34    174,161.34        0.00        0.00
                                       -----------------------------------------------------------------

                                       86,911.93      1,858,730.40  1,816,187.92   42,542.48  129,454.41
*Distribute "X" as follows:

            Class "X" interest                                              0.00
            B-2 Reserve Fund                                                0.00
                                                                   -------------
                                                                            0.00
                                                                   =============


         Cert.                    TOTAL
         Class                 DISTRIBUTION
        ---------------------------------------


          A-1                 1,272,021.18


          A-2                   201,648.33


          A-3                   191,404.17


          A-4                   138,682.25


          A-5                   206,231.25


          A-6                   129,393.33


          B-1                   173,103.12


          B-2                   119,335.37


           X                    392,777.83

                                174,161.34
                            ---------------

                              2,998,758.17